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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MANATT PHELPS PHILLIPS]

February 3, 1998

The Board of Directors
Highland Bancorp, Inc.
601 South Glenoaks Boulevard
Burbank, California  91502


          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Highland Bancorp, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 263,700 shares of the Company's common stock, $0.01 par value per share (the "Company Common Stock"), that may be issued in the aggregate upon the exercise of options or the grant of certain other awards under the 1994 Stock Option and Performance Share Award Plan (the "Stock Option Plan") formerly of Highland Federal Bank, a federally chartered savings bank (the "Bank"), which was assumed by and became the Stock Option Plan of the Company in connection with the reorganization of the Bank into a holding company form of organization on December 16, 1997.

          In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following:

          1. Certificate of Incorporation of the Company;

          2. Bylaws of the Company;

          3. The Stock Option Plan;

          4. The forms of (i) Stock Option Agreement and (ii) Performance Share Award and Restricted Stock Agreement to be used in connection with awards to be made under the Stock Option Plan;

          5. The form of Amendment to Stock Option Agreement to be entered into by the Company with each holder of an outstanding option, providing for the
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  February 3, 1998
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             agreement of the holder to accept Company Common Stock in
             lieu of Bank Common Stock upon the exercise of such option (together with the forms of agreement referred to in item 4 above, the "Agreements");

          6. Records of proceedings of the Company's Board of Directors pertaining to the adoption and amendment of the Stock Option Plan, its assumption by the Company and the filing of the Registration Statement; and

          7. The Registration Statement.

          With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

          Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry, that (i) all options granted under the Stock Option Plan to date have been, and all options and other awards to be granted under the Stock Option Plan will be, duly and validly granted in accordance with the terms of the Stock Option Plan, (ii) the consideration for the shares of Company Common Stock to be issued pursuant to the exercise of options or other awards granted under the Stock Option Plan will be received prior to the issuance thereof, (iii) the shares of Company Common Stock to be issued pursuant to the exercise of options and the grant of other awards will be issued in accordance with the terms of the Stock Option Plan and the applicable Agreements, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Company Common Stock under the Stock Option Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the Commission, (v) prospectuses will be updated and delivered to participants in the Stock Option Plan, as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder, and (vi) the grant of options and other awards under the Stock Option Plan and the issuance of shares of Company Common Stock upon the exercise of options and the grant of other awards under the Stock Option Plan will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act), upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 263,700 shares of Company Common Stock issuable by the Company upon the exercise of options and the grant of other awards pursuant to the Stock Option Plan, will be, when issued and delivered against payment
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MANATT, PHELPS & PHILLIPS, LLP

  Highland Bancorp, Inc.
  February 3, 1998
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therefor in accordance with the Stock Option Plan, the applicable Agreements and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

          This opinion is limited to the current laws of the State of Delaware and the Securities Act and the rules and regulations promulgated by the Commission thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Delaware or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

          This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Respectfully submitted,


                              /s/ Manatt, Phelps & Phillips, LLP